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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                JANUARY 23, 2001


                              BELCO OIL & GAS CORP.
             (Exact Name of Registrant as Specified in its Charter)


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
     State of Nevada                         1-14256                              13-3869719
     (State or Other                  (Commission File Number)        (IRS Employer Identification No.)
Jurisdiction of Incorporation)
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                          767 Fifth Avenue, 46th Floor
                            New York, New York 10153
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (212) 644-2200

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Item 7. Financial Statements and Exhibits

     Exhibits No.     Description of Exhibit

         99.1         Press Release dated as of January 23, 2001

Item 9. Regulation FD Disclosure

In accordance with General Instruction B. 2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the of Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.


          Belco Oil & Gas Corp. ("Belco") announced on January 23, 2001 its capital expenditure budget for 2001 and other 2001 financial estimates.

FORWARD-LOOKING ESTIMATES

         This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. The forward-looking statements provided in this Current Report on Form 8-K are based on management's examination of historical operating trends. Belco cautions that its future oil and natural gas production, revenues and expenses are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as outlined below. Additional risks are included in Belco's 1999 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

SPECIFIC ASSUMPTIONS AND RISKS RELATED TO PRODUCTION ESTIMATES

         Estimates for Belco's future production are based on the assumption that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products. The production, transportation and marketing of oil and gas and are complex processes, which are subject to disruption due to transportation and processing availability, mechanical failure, human error, meteorological events and numerous other factors. These estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production will be as estimated.

         Given these general limitations, Belco's forecast of its capital expenditures, production and unit of production expenses for 2001 are set forth below.


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2001 CAPITAL BUDGET AND 2001 FINANCIAL FORECAST INFORMATION

         Belco's capital expenditure budget for 2001 is $90 million exclusive of potential acquisitions. Approximately 70% of the budget will be dedicated towards development projects and approximately 30% towards exploratory projects. Belco's budget is highly discretionary and capital may be reallocated as necessary in order to pursue attractive opportunities. The budget may also be increased during 2001 if commodity prices remain strong throughout the year. Belco does not specifically budget for acquisition activities due to the uncertainty of potential opportunities.

         Based upon the implementation of the 2001 capital budget, Belco estimates that its 2001 annual production will be in the range of 64 BCFE to 67 BCFE consisting of an oil and gas mix of approximately 40% and 60%, respectively. These production estimates may be influenced, positively or negatively, by well performances and drilling successes during the year.

         On a per unit of production basis for 2001, Belco estimates that its lifting costs will average between $0.52 and $0.55 per MCFE, production taxes will average between $0.24 and $0.26 per MCFE, general and administrative expenses will average between $0.09 and $0.11 per MCFE, and its depletion, depreciation and amortization rate will be between $0.95 and $0.99 per MCFE. Production taxes and, to some extent, other expenses bear a reasonable correlation to commodity prices.

         A detailed description of Belco's commodity price risk management program is available in the Company's September 30, 2000 Quarterly Report on Form 10-Q. For the year 2001, on average, Belco's committed hedge volumes approximate 6,700 BOPD at an average NYMEX price of $19.15 and 65.7 MMCFD at an average NYMEX price of $2.03. Since September 30, 2000, Belco has reduced its 2001 gas hedge position by almost 20 MMCFD resulting in a lower average hedge price.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2001                            BELCO OIL & GAS CORP.


                                                  By: /s/ Joe Callaway
                                                      -----------------
                                                  Name: Joe Callaway
                                                  Title: Vice President




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                               INDEX TO EXHIBITS


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
EXHIBIT
NUMBER    DESCRIPTION
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
  99.1    Press Release dated as of January 23, 2001
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